FORM 51-102F3

Material Change Report

ITEM 1. Name and Address of Company

Enertopia Corp. (the "Company" or "Enertopia")

100 470 McCurdy Road,

Kelowna, BC  V1X 2P7

ITEM 2. Date of Material Change

February 25, 2026

ITEM 3. News Release

The Company disseminated a news release on February 25, 2026.  The Company announced the material change by filing a Form 8-K with the Securities and Exchange Commission.

ITEM 4. Summary of Material Change

On February 25, 2026, the Company provided an update on appointment of Technical Advisor and grant of stock options. See further details in the Company's news release dated February 25, 2026.

ITEM 5. Full Description of Material Change

5.1 Full Description of Material Change

See attached Form 8-K with exhibit attached.

5.2 Disclosure for Restructuring Transactions

Not Applicable

ITEM 6. Reliance on subsection 7.1(2) of National Instrument 51-102

Not Applicable

ITEM 7. Omitted Information

No material information has been omitted.

ITEM 8. Executive Officer

Additional information respecting the Company or the material changes disclosed under this form may be obtained by contacting Robert McAllister, CEO and President of the Company, at (250) 870-2219.

ITEM 9. Date of Report

Dated February 25, 2026